Exhibit 99.1

Ocean Power Technologies Initiates Review of Strategic Alternatives

MONROE TOWNSHIP, N.J., Aug. 17th, 2026 — Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in maritime operational infrastructure and autonomous ocean systems, today announced that that its Board of Directors has initiated a review of strategic alternatives with the goal of maximizing value for its stockholders.

The Company has retained Bowen, Inc., an investment banking advisory firm, as its financial advisor in connection with the review.

The Board intends to consider a full range of potential alternatives that could accelerate OPT’s growth, expand market access and strengthen its financial position.

“OPT has built a differentiated portfolio of intelligent maritime technologies and established a growing position across defense, security and commercial markets,” said Joseph Diguardo, Acting Chairman of the Board of OPT. “Given the increase in demand for maritime technologies, we believe this is an appropriate time to evaluate opportunities that can accelerate our next phase of growth and create additional value for stockholders.”

“Our team remains fully focused on serving customers and executing during this process,” added Philipp Stratmann, President and Chief Executive Officer. “Day-to-day operations, customer commitments and product support will continue without interruption.”

There can be no assurance that the exploration of strategic alternatives will result in any agreement or transaction, or, if a transaction is undertaken, as to its terms, structure or timing. The Company has not set a timetable for completion of the process and does not intend to comment on or disclose developments regarding the process unless and until the Board has approved a definitive course of action, the process is concluded, or it is otherwise determined that disclosure is appropriate or legally required. The Board has not approved a definitive course of action at this time.

The Company does not intend to host a conference call regarding this announcement and does not expect to respond to individual inquiries regarding the process.

For more information about Ocean Power Technologies, visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vessels (USVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the Company’s ability to have a successful strategic review process and to maintain its listing requirements under the NYSE American, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com